Exhibit 1.1

ARTICLES OF INCORPORATION

CHAPTER I.

GENERAL PROVISIONS

Article 1. (Corporate Name)

The name of this company is “Chusik Hoesa Woori Geumyungjiju” (the “Company”), which shall be “Woori Financial Group Inc.” in English.

Article 2. (Objective)

The objectives of the Company shall be to engage in the following business activities, which are acquisition and ownership of shares or interests in companies engaging in the financial business or business closely related to it; controlling or administrating business of subsidiaries (referring to companies as defined in the Financial Holding Companies Act including subsidiaries, second-tier subsidiaries and companies controlled by second-tier subsidiaries; hereinafter the same shall apply); and any other businesses incidental thereto:

1.	Business administration activities:

A.	to establish business goals and approve business plans of subsidiaries;

B.	to evaluate business performance and determine compensation of subsidiaries;

C.	to determine corporate governance structure of subsidiaries;

D.	to examine the businesses and asset status of subsidiaries;

E.	to perform internal control and risk management of subsidiaries; and

F.	to perform any businesses incidental to Items A through E.

2.	Businesses incidental to business administration:

A.	to financially support subsidiaries;

B.	to make capital contribution to a subsidiary or to raise funds for financial support to subsidiaries;

C.	to provide support for the development and sales of financial products of subsidiaries and other resources necessary for the business of subsidiaries;

D.	to conduct any business entrusted from subsidiaries in order to support the business of subsidiaries including IT, legal and accounting, etc.; and

E.	Any other businesses for which license, permit or approval is not required by the law.

3.	Other businesses permitted under laws and regulations;

4.	Businesses incidental or relating to the above.

Article 3. (Location of Head Office and Establishment of Branches)

(1)	The head office of the Company shall be located in Seoul.

(2)	The Company may establish branches, branch offices, business offices and subsidiaries in and outside of Korea by a resolution of the Board of Directors, as it deems necessary.

Article 4. (Method of Public Notices)

Public notices of the Company shall be made on the website of the Company (www.woorifg.com); provided, that if such public notice on its website cannot be made due to a computer malfunction or any other unavoidable reason, public notice of the Company shall be made in The Seoul Shinmun and The Maeil Business News, daily newspapers published in Seoul.

CHAPTER II.

SHARES

Article 5. (Total Number of Shares Authorized to be Issued)

The total number of shares authorized to be issued by the Company shall be 4,000,000,000 shares.

Article 6. (Per Share Value)

The par value of each share to be issued by the Company shall be KRW 5,000.

Article 7. (Total Number of Shares to be Issued upon Incorporation)

The total number of shares to be issued by the Company upon its incorporation shall be 680,164,306 shares.

Article 8. (Classes of Shares)

(1)	Shares to be issued by the Company shall be common shares and class shares.

(2)

Class shares to be issued by the Company shall be class shares entitled to profit dividends, class shares without voting rights, convertible shares, redeemable shares, and shares incorporating all or some of the foregoing.

(3)

Notwithstanding Articles 10 through 10-5, the number of class shares without voting rights to be issued by the Company shall not exceed one-half (1/2) of the total number of issued and outstanding shares.

Article 9. (Electronic Registration of Rights to be Indicated on Share and Warrant Certificates)

The Company shall electronically register the rights to be indicated on its share certificates and warrant certificates on the electronic registrar of the electronic registration agency, in lieu of issuing share certificates and warrant certificates.

Article 10. (Perpetual Preferred Shares)

(1)

1st Class Shares to be issued by the Company shall be non-voting perpetual preferred shares (“Class Shares” in this Article), which shall be issued by a resolution of the Board of Directors. The total number of Class Shares to be issued shall not exceed one-half (1/2) of the total number of issued and outstanding shares of the Company.

(2)

At the time of issuance of the Class Shares, the Board of Directors shall determine the terms and conditions of the Class Shares including dividend ratio(at no less than one percent (1%) p.a., based on the par value), the type of assets to be distributed, methods of determining the value of such assets and conditions for the distribution of profits. In case any Class Shares for which preferential dividend ratio may be adjusted are issued, the Board of Directors shall determine additional terms and conditions of the Class Shares including the preferential dividend ratio is subject to change, reasons for adjustment, base date for adjustment and adjustment methods.

(3)	Class Shares to be issued by the Company may be either participating or non-participating, or either cumulative or non-cumulative, which shall be decided by a resolution of the Board of Directors.

(4)

If there is a resolution not to pay any prescribed dividends on Class Shares, Class Shares shall be deemed to have voting rights from the time of the next following General Shareholders’ Meeting until the close of any General Shareholders’ Meeting in which a resolution is adopted to distribute preferential dividends on Class Shares.

(5)

If the Company issues new shares, new share allotment for Class Shares shall be made with the shares as same as those allotted to common shares in the case of capital increase for consideration and/or stock dividends, and with the same Class Shares in the case of capital increase without consideration, in which case the allotment ratio shall be as same as the stock allotment ratio applicable to common shares.

Article 10-2. (Redeemable Preferred Shares)

(1)

2nd Class Shares to be issued by the Company shall be non-voting redeemable preferred shares (“Class Shares” in this article), which shall be issued by a resolution of the Board of Directors. Class Shares shall be retired with the profits and the number of Class Shares to be issued shall not exceed one-half (1/2) of the total number of issued and outstanding shares of the Company.

(2)

With respect to Class Shares’ preferred dividend, participating or cumulative nature, revival of voting rights upon non-dividend, class of shares to be allotted upon new share issuance and allotment ratio, Articles 10(2) through (5) shall apply mutatis mutandis thereto.

(3)

Class Shares to be redeemable at the option of the Company may be issued by a resolution of the Board of Directors, in which case such share may be redeemed at the option of the Company by a resolution of the Board of Directors based on the followings:

1.

Redemption period shall be within the period from the day immediately following the close of an ordinary General Meeting of Shareholders for the fiscal year to which the issuance date belongs to the day for which one (1) month has passed after the close of an ordinary General Meeting of Shareholders for the fiscal year to which the fiftieth (50th) anniversary of the issuance date belongs, as determined by the Board of Directors; provided, that the Company may redeem all or a part of the redeemable shares prior to the redemption period pursuant to applicable laws and regulations by a resolution of the Board of Directors;

2.

The Company may redeem all of Class Shares on a lump sum basis or in installments; provided, that in case of a redemption in installments, Class Shares may be determined by the Company by lot or on a prorated basis, and any fractional shares arising from such proration shall not be redeemed;

3.

In case the Company redeems Class Shares, such redemption shall be made within three (3) months from the date of approval for a draft statement of appropriation of retained earnings at an ordinary General Meeting of Shareholders;

4.

Redemption price shall be determined by the Board of Directors which resolves the issuance of Class Shares from among par value, market value upon redemption, issue price, and the issue price plus the amount calculated by considering dividend rate, market status and other various circumstances relating to the issuance of redeemable shares ;

5.

With respect to Class Shares that must be redeemed on the last day of the redemption period, if the preferential dividends has not been completed or if the redemption has not been made due to lack of profits of the Company, the redemption period shall be extended up until the reason for such failure is solved;

6.

The Company shall notify the acquisition of redeemable shares to shareholders of such shares and right holders stated in the shareholders’ registry at least two (2) weeks prior to the date of acquisition.

(4)

The Company may, by a resolution of the Board of Directors, issue Class Shares redeemable upon shareholders’ request, in which case shareholders may request for redemption to the Company based on the followings:

1.

With respect to the redemption request period, Paragraph (3), Item 1 shall apply mutatis mutandis thereto; provided, that “redemption period” under Paragraph (3), Item 1 shall be deemed as “redemption request period”;

2.	With respect to the approval for a draft statement of appropriation of retained earnings, Paragraph (3), Item 3 shall apply mutatis mutandis thereto;

3.	With respect to the redemption price, Paragraph (3), Item 4 shall apply mutatis mutandis thereto;

4.

With respect to the redemption extension, Paragraph (3), Item 5 shall apply mutatis mutandis thereto; provided, that “redemption period” under Paragraph (3), Item 5 shall be deemed as “redemption request period”;

5.

Shareholders may request for the Company to redeem all the Class Shares on a lump sum basis or in installments; provided, that the Company redeem the shares in installments if it lacks distributable profits at the time of the redemption request, and in case of redemption in installments, the Company may determine the shares to be redeemed by lots or by means of proration, and shall not redeem any fractional shares arising from such proration;

6.	Shareholders requesting for redemption shall notify the Company its intention to redeem and the shares to be redeemed at least two (2) weeks prior to the date set for the redemption.

Article 10-3. (Convertible Preferred Shares)

(1)

3rd Class Shares to be issued by the Company shall be non-voting convertible preferred shares (“Class Shares” in this article), which shall be issued by a resolution of the Board of Directors. Class Shares shall be granted of rights to be converted into common shares or other class shares and the number of Class Shares to be issued shall not exceed one-half (1/2) of the total number of issued and outstanding shares of the Company.

(2)

With respect to Class Shares’ preferred dividend, participating or cumulative nature, revival of voting rights upon non-dividend, class of shares to be allotted upon new share issuance and allotment ratio, Articles 10(2) through (5) shall apply mutatis mutandis thereto; provided, that in case of any conversion ratio adjustment pursuant to the proviso of Paragraph (3), Item 1, allotment ratio in case of capital increase for consideration and/or stock dividend shall be subject to the conversion ratio at the time of such adjustment.

(3)	The Company may convert Class Shares or shareholders holding Class Shares may request for a conversion of such shares to the Company based on the following:

1.

The issue price of any new shares to be issued by conversion shall be the issue price of such shares before conversion, and the number of shares to be issued by conversion shall be as same as that of before the conversion; provided, that the conversion ratio may be adjusted pursuant to the provisions on anti-dilution as determined by the Board of Directors at the time of issuance within the scope of laws and regulations considering the reasonable shareholder right anti-dilution practices;

2.

The period for conversion or request for conversion shall be determined by a resolution of the Board of Directors with the scope of no less than one (1) year but within ten (10) years from the issue date;

3.	Shares to be issued by a conversion shall be common shares or other class shares.

(4)

Class Shares may be converted to common shares in the case of any item under Article 21 Paragraph (3) (for the purposes of this Paragraph, “convertible contingent capital securities” shall be deemed to be “Class Shares.”).

Article 10-4. (Redeemable Convertible Preferred Shares)

(1)

4th Class Shares to be issued by the Company shall be non-voting redeemable convertible preferred shares (“Class Shares” in this article), which shall be issued by a resolution of the Board of Directors. Class Shares shall be retired with the profits, granted with rights to be converted into common shares or other class shares, and the number of Class Shares to be issued shall not exceed one-half (1/2) of the total number of issued and outstanding shares of the Company.

(2)

With respect to lass Shares’ preferred dividend, participating or cumulative nature, revival of voting rights upon non-dividend, class of shares to be allotted upon new share issuance and allotment ratio, Articles 10(2) through (5) shall apply mutatis mutandis thereto; provided, that in case of any conversion ratio adjustment pursuant to the proviso of Article 10-3(3)1, allotment ratio in case of capital increase for consideration and/or stock dividend shall be subject to the conversion ratio at the time of such adjustment.

(3)	With respect to a redemption of Class Shares, Articles 10-2(3) or (4) shall apply mutatis mutandis thereto.

(4)	With respect to a conversion of Class Shares, Article 10-3(3) shall apply mutatis mutandis thereto.

(5)	<Deleted>

Article 10-5. (Term Convertible Preferred Shares)

(1)

5th Class Shares to be issued by the Company shall be non-voting term convertible preferred shares (“Class Shares” in this article), which shall be issued by a resolution of the Board of Directors. The number of Class Shares to be issued shall not exceed one-half (1/2) of the total number of issued and outstanding shares of the Company.

(2)

With respect to Class Shares’ preferred dividend, participating or cumulative nature, revival of voting rights upon non-dividend, class of shares to be allotted upon new share issuance and allotment ratio, Articles 10(2) through (5) shall apply mutatis mutandis thereto; provided, that in case of any conversion ratio adjustment pursuant to the proviso of Article 10-3(3)1, allotment ratio in case of capital increase for consideration and/or stock dividend shall be subject to the conversion ratio at the time of such adjustment.

(3)

The term of Class Shares shall be determined by a resolution of the Board of Directors upon issuance within the period range for no less than one (1) year but no more than fifty (50) years from issuance, and simultaneously upon expiry of the term, such shares shall be converted into common shares in the same number; provided, that in case of any cumulative Class Shares, if any prescribed dividend failed to be made during the above period, the relevant term may be extended until completion of the prescribe dividend, and the conversion ratio may be adjusted pursuant to the proviso of Article 10-3(3)1.

(4)	<Deleted>

Article 11. (Preemptive Rights)

(1)	The issuance of new shares by the Company by a resolution of the Board of Directors shall be as follows:

1.	By granting the existing shareholders an opportunity to subscribe for new shares to be issued by the Company in proportion to their respective shareholdings;

2.

By granting certain persons (including the shareholders of the Company) (such as foreign investors, domestic and foreign financial institutions, institutional investors, allied companies, investment companies, management-participating type private equity funds and investment-purpose companies) an opportunity to subscribe for new shares to be issued by the Company, in a manner other than is set forth in Item 1 above, as deemed necessary to achieve the Company’s management objectives (including, but not limited to, introduction of new technology, improvement of the financial structure of the Company or its subsidiaries, etc., funding, and strategic business alliance), up to 50/100 of the total issued and outstanding shares of the Company; and

3.

By granting a large number of unspecified persons (including shareholders of the Company) an opportunity to subscribe for new shares to be issued by the Company, in a manner other than as set forth in Item 1 above, up to 50/100 of the total issued and outstanding shares of the Company, and allotting new shares to such persons who so subscribe.

(2)	If new shares are allotted under Item 3 of Paragraph (1) above, new shares shall be allotted by any of the following methods by a resolution of the Board of Directors:

1.

Allotting new shares to a large number of unspecified persons who subscribe, without classifying the types of persons who are granted the opportunity to subscribe, for new shares to be issued by the Company;

2.

Allotting new shares to members of the Employee Stock Ownership Association pursuant to applicable laws and granting a large number of unspecified persons an opportunity to subscribe for new shares, including those which had not been subscribed for;

3.

Granting the existing shareholders the opportunity to preferentially subscribe for new shares to be issued by the Company and granting a large number of unspecified persons the opportunity to be allotted new shares which had not been subscribed for; and

4.

Granting certain types of persons an opportunity to subscribe for new shares to be issued by the Company, in accordance with reasonable standards set forth in applicable laws, such as book building by an investment dealer or investment broker as underwriter or arranger.

(3)

In allotting new shares under Items 2 or 3 of Paragraph (1) above, the Company shall give an individual notice to the shareholders or make a public notice of the matters prescribed under Article 416, Items 1, 2, 2-2, 3 and 4 of the Korean Commercial Code (the “KCC”), at least two (2) weeks prior to the due date for payment of the new shares; provided, that in lieu of such individual notice or public notice, a report of material matters may be publicly disclosed to the Financial Services Commission and the Korea Exchange pursuant to the Financial Investment Services and Capital Markets Act.

(4)

In the event of issuance of new shares by any of methods set forth in Paragraph (1) above, the type and number of shares to be issued and the issue price shall be determined by a resolution of the Board of Directors.

(5)

If the allotted new shares are not subscribed for, or the subscription price therefor is not paid, by the specified due date, such unsubscribed or unpaid shares shall be disposed of by a resolution of the Board of Directors, in accordance with the relevant laws, including taking into account the appropriateness of issue price.

(6)	Fractional shares, if any, resulting from the allocation of new shares shall be disposed of by a resolution of the Board of Directors.

(7)	In the event of allocation of new shares under Item 1 of Paragraph (1) above, the Company shall issue certificates of the warrants to the shareholders.

Article 12. (Stock Options)

(1)

The Company may, by a special resolution of the General Meeting of Shareholders, grant to its employees (including the officers and employees of its related companies under Article 30 of the Enforcement Decree of the KCC; same hereinafter in this Article) stock options pursuant to the KCC and other applicable laws, up to 15/100 of the total number of issued and outstanding shares of the Company; provided, that such stock options may be granted to persons other than Directors of the Company, by a resolution of the Board of Directors, up to 1/100 of the total number of issued and outstanding shares of the Company, subject to approval by the first General Meeting of Shareholders held after date of grant of such stock options.

(2)

The persons who are entitled to receive stock options shall be officers and employees under Paragraph (1) above who have contributed, or are capable of contributing, to the establishment, management, technological innovations, etc. of the Company, except for persons who are ineligible for stock options under the relevant provisions of the KCC.

(3)

The exercise price per share for the stock option shall be as set forth in the KCC and other applicable laws. This shall also apply in the case of adjustment of the exercise price after the grant of the stock option.

(4)

The shares (if the difference between the exercise price of the options and the market price of the shares is paid for in cash or treasury shares, the shares shall mean the shares on which the calculation for such difference is based) to be transferred upon the exercise of the stock option shall be common shares.

(5)	With respect to the resolution of the General Meeting of Shareholders or the Board of Directors regarding the stock options under Paragraph (1), each of the following shall be determined:

1.	Name of the grantee of the stock options;

2.	Method of granting the stock options;

3.	Matters relating to the exercise price of the stock options and adjustment thereof;

4.	Exercise period of the stock options; and

5.	For each grantee, the type and number of shares to be issued or transferred upon exercise of the stock options.

(6)

Stock options may be exercised within seven (7) years from the second (2nd) anniversary of the date of the resolution of the General Meeting of Shareholders or the Board of Directors granting the same.

(7)

The grantee of stock options may only exercise the stock options after he or she has served for two (2) years or longer after the date of the resolution of the General Meeting of Shareholders or the Board of Directors under Paragraph (1) above; provided, that the grantee may exercise the stock options during the exercise period thereof if, within two (2) years following the date of the resolution of the General Meeting of Shareholders or the Board of Directors under Paragraph (1) above, such person dies or resigns for reasons not attributable to the grantee.

(8)	In any of the following instances, the Company may, by a resolution of the Board of Directors, cancel stock options granted:

1.	When the relevant grantee voluntarily resigns from his/her position at the Company after receiving the stock options;

2.	When the relevant grantee inflicts material damage or loss on the Company intentionally or negligently;

3.	When the Company is unable to respond to the exercise of stock options due to its bankruptcy, etc.; or

4.	When there occurs any other event for cancellation of the stock options pursuant to the stock option agreement executed with the relevant grantee.

(9)	The Company may grant stock options on a performance-based basis, and any exercise of such stock options may be cancelled or put on hold if the relevant performance goal is not achieved.

(10)	<Deleted>

Article 13. (Equal Dividends)

The Company shall pay equal dividends for the same type of shares (including converted shares) outstanding as of the dividend record date, regardless of the issuance date of such shares

Article 14. (Title Transfer Agent)

(1)	The Company shall have a transfer agent for its shares.

(2)	The transfer agent, its office and the scope of its duties shall be determined by a resolution of the Board of Directors and a public notice shall be made in respect thereof.

(3)

The Company’s registry of shareholders or a copy shall be kept at the office of the transfer agent. The Company shall cause the transfer agent to handle the electronic registration of shares, the management of the registry of shareholders and other matters related to shares.

(4)	The relevant procedures for the activities referred to in Paragraph (3) above shall be carried out in accordance with the internal regulations applicable to transfer agents.

Article 15. (Request for Register of Shareholders)

The Company may request the electronic registration agency to prepare a register of shareholders if needed, such as when there has been a change in the status of a shareholder (including specially related persons) holding 5% or more of the Company’s shares.

Article 16. (Record Date)

(1)	The shareholders registered in the shareholders’ registry as of December 31 of each year shall be entitled to exercise their rights as shareholders at an ordinary General Meeting of Shareholders.

(2)

The Company may, if necessary for convening an extraordinary General Meeting of Shareholders or for any other necessary reason, deem the shareholders listed on the shareholder’s registry on a certain day determined by a resolution of the Board of Directors as shareholders entitled to exercise shareholders’ rights. The Company shall give a notice thereof to the public at least two (2) weeks prior to the date determined by the Board of Directors.

CHAPTER III.

BONDS

Article 17. (Issuance of Bonds)

(1)	The Company may issue bonds by a resolution of the Board of Directors.

(2)	The Board of Directors may delegate to the Representative Director the issuance of bonds within a period not exceeding one (1) year, by designating the amount and types of the bonds to be issued.

(3)	<Deleted>

Article 18. (Issuance of Convertible Bonds)

(1)

The Company may, in any of the following cases, issue convertible bonds to persons other than existing shareholders of the Company, by a resolution of the Board of Directors, up to a total face value of KRW 2 trillion:

1.

By granting certain persons (including the shareholders of the Company) (such as foreign investors, domestic and foreign financial institutions, institutional investors, allied companies, investment companies, management participating-type private equity funds and investment-purpose companies) an opportunity to subscribe for convertible bonds to be issued by the Company, as deemed necessary to achieve the Company’s management objectives (including, but not limited to, introduction of new technology, improvement of the financial structure of the Company or its subsidiaries, etc., funding, and strategic business alliance);

2.

By granting a large number of unspecified persons (including the shareholders of the Company) an opportunity to subscribe for bonds to be issued by the Company and allotting convertible bonds to such persons who so subscribe;

(2)	If bonds are allotted under Item 2 of Paragraph (1) above, they shall be allotted by any of the following methods by a resolution of the Board of Directors:

1.	Allotting convertible bonds to a large number of unspecified persons who subscribe, without classifying the types of persons who are granted the opportunity to subscribe for bonds;

2.

Granting the existing shareholders the opportunity to preferentially subscribe for convertible bonds to be issued by the Company and granting a large number of unspecified persons the opportunity to be allotted convertible bonds which have not been subscribed for; and

3.

Granting certain types of persons the opportunity to subscribe for convertible bonds to be issued by the Company, in accordance with reasonable standards set forth in applicable laws, such as book building by an investment trader or investment broker as underwriter or arranger.

(3)	The Board of Directors may grant conversion rights to only a part of the convertible bonds referred to in Paragraph (1) above.

(4)

The shares to be issued upon conversion shall be common shares, and the conversion price, which shall be equal to or greater than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of the convertible bonds.

(5)

The conversion period shall commence three (3) months after the issue date of the convertible bonds and end on the date immediately preceding the redemption date thereof; provided, that the conversion period may be adjusted within the above period by a resolution of the Board of Directors.

(6)	In case of conversion, the Company shall pay interest only to the extent due and payable prior to the date of conversion.

Article 19. (Issuance of Bonds with Warrants)

(1)

The Company may, in any of the following cases, issue bonds with warrants to persons other than existing shareholders of the Company, by a resolution of the Board of Directors, up to a total face value of KRW 2 trillion;

1.

Granting certain persons (including the shareholders of the Company) (such as foreign investors, domestic and foreign financial institutions, institutional investors, allied companies, investment companies, management participating-type private equity funds and investment-purpose companies) an opportunity to subscribe for bonds with warrants to be issued by the Company, as deemed necessary to achieve the Company’s management objectives (including, but not limited to, introduction of new technology, improvement of the financial structure of the Company or its subsidiaries, etc., funding, and strategic business alliance);

2.

Granting a large number of unspecified persons (including the shareholders of the Company) the opportunity to subscribe for bonds to be issued by the Company and allotting bonds with warrants to such persons who so subscribe;

(2)	If bonds are allotted under Item 2 of Paragraph (1) above, such bonds shall be allotted by any of the following methods by a resolution of the Board of Directors:

1.	Allotting bonds to a large number of unspecified persons who subscribe, without classifying the types of persons who are granted the opportunity to subscribe, for the bonds;

2.

Granting the existing shareholders the opportunity to preferentially subscribe for bonds with warrants to be issued by the Company and granting a large number of unspecified persons the opportunity to be allotted bonds with warrants which have not been subscribed for; and

3.

Granting certain types of persons the opportunity to subscribe for bonds with warrants to be issued by the Company, in accordance with reasonable standards set forth in applicable laws, such as book building by an investment trader or investment broker as underwriter or arranger.

(3)

The exercise price of the warrants shall be determined by the Board of Directors; provided, that the aggregate amount of such exercise price shall not exceed the aggregate face value of the bonds with warrants.

(4)

The types of shares to be issued upon the exercise of warrants shall be common shares, and the issue price, which shall be equal to or greater than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of the bonds with warrants.

(5)

The period during which the warrants may be exercised shall commence three (3) months after the issue date of the bonds with warrants and end on the date immediately preceding the redemption date thereof; provided, that the exercise period may be adjusted within the above period by a resolution of the Board of Directors.

(6)	<Deleted>

Article 20. (Issuance of Participating Bonds)

(1)	The Company may issue participating bonds to persons other than existing shareholders of the Company, by a resolution of the Board of Directors, up to a total face value of KRW 1 trillion.

(2)

With respect to the participation in declaration of dividends on the bonds under Paragraph (1), the relevant matters shall be determined by the Board of Directors upon issuance thereof based on the declaration of dividends in respect to common shares.

Article 21. (Issuance of Contingent capital securities)

(1)

The Company may, by a resolution of the Board of Directors, issue bonds with the condition that such bonds shall be convertible into shares or the Company and the duties of redemption of which and the payment of interest of which shall be mitigated on the condition that any ground preliminarily prescribed in accordance with objectives and reasonable standards at the time of the issuance of such bonds which are different from the bonds under Articles 469(2), 513 and 516-2 of the KCC (such bonds shall be respectively, “convertible contingent capital securities” and “bail-in contingent capital securities” and collectively, “contingent capital securities”).

(2)

The Company may, by a resolution of the Board of Directors, issue convertible contingent capital securities up to the total par value of KRW 2 trillion and may issue bail-in contingent capital securities up to the total par value of KRW 20 trillion.

(3)

Any convertible contingent capital securities issued by the Company shall be converted into shares issued by the Company pursuant to applicable laws and regulations including the Financial Holding Companies Act in case of the followings; the Board of Directors of the Company may determine the class and terms of the shares to be issued by a conversion when convertible contingent capital securities are issued, to the extent permitted by applicable laws and regulations:

1.	If the Company is designated as an insolvent financial institution under the Act on the Structural Improvement of the Financial Industry; and

2.

If the Company satisfies certain conditions as pre-determined at the time of issuance of convertible contingent capital securities in relation to managerial performance or financial structure, etc. of the Company.

(4)

The duties of redemption and the payment of interest of any bail-in contingent capital securities issued by the Company shall be mitigated (“debt restructuring”) in case of any events set forth in each Item of Paragraph (3). The Board of Directors of the Company may determine the details and conditions to be changed due to debt restructuring at the time of issuance of the bail-in contingent capital securities to the extent permitted by applicable laws and regulations.

(5)

A shareholders of the Company shall be entitled to be allotted of convertible contingent capital securities as prorated to the number of shares held by itself in issuing the convertible contingent capital securities.

(6)	Notwithstanding Paragraph (5), the Company may issue convertible contingent capital securities to non-shareholders by a resolution of the Board of Directors in case of the followings:

1.

where, to the extent the number of shares to be issued by a conversion of the relevant convertible contingent capital securities does not exceed the total number of issued and outstanding shares, convertible contingent capital securities are issued to Korean and foreign financial institutions or institutional investors for the urgent fund raising purpose;

2.

where, to the extent the number of shares to be issued by a conversion of the relevant convertible contingent capital securities does not exceed the total number of issued and outstanding shares, convertible contingent capital securities are issued to foreign investors, Korean and foreign financial institutions, institutional investors, allied company, etc. by the method other than that set forth in Item 1, if necessary for the managerial purpose of the Company such as introduction of new technology, improvement of financial structure of the Company or its subsidiary, etc., fund raising, strategic business alliance, etc.;

3.

where a large number of unspecified persons (including shareholders of the Company) are granted an opportunity to subscribe for convertible contingent capital securities, and thereby convertible contingent capital securities are issued to relevant subscribers by allocating the convertible contingent capital securities.

Article 22. (Applicable Provisions for the Issuance of Bonds)

With respect to issuance of bonds, Article 14 shall apply mutatis mutandis thereto.

Article 22-2. (Electronic Registration of Rights to be Indicated on Bonds and the likes)

The Company shall electronically register rights to be indicated on its certificates of bonds, share-related bonds (e.g., convertible bonds, bonds with warrants) and contingent capital securities on the electronic registrar of the electronic registration agency, in lieu of issuing certificates of bonds, share-related bonds and contingent capital securities; provided, that in the case of bonds, the Company may choose not to make such a registration, except when registration is mandated by laws and regulations, as is the case for listed bonds.

CHAPTER IV.

GNENERAL MEETINGS OF SHAREHOLDERS

Article 23. (Timing of Convocation)

(1)	A General Meeting of Shareholders of the Company shall be an ordinary General Meeting of Shareholders or an extraordinary General Meeting of Shareholders.

(2)

An ordinary General Meeting of Shareholders shall be held within three (3) months of the date set forth in Article 16 (1), and an extraordinary General Meeting of Shareholders may be convened as deemed necessary.

Article 24. (Person Authorized to Convene)

(1)

Except as otherwise prescribed by applicable laws and regulations, the Representative Director of the Company shall convene all General Meetings of Shareholders by a resolution of the Board of Directors.

(2)

If the Representative Director of the Company is absent or unable to perform his/her duties as such, the highest ranking Director in accordance with the order of priority determined by the Board of Directors shall convene the General Meetings of Shareholders.

Article 25. (Notice of Convening a Meeting)

(1)

In convening any General Meeting of Shareholders, a written or, upon obtaining consent from each shareholder, an electronic notice stating the date, place and purpose of the meeting and the matters that a listed company is required to notify and give public notice on pursuant to the KCC and other applicable laws and regulations shall be dispatched to the shareholders at least two (2) weeks prior to the date set for such meeting.

(2)

With respect to the shareholders holding shares 1/100 or less of the total number of voting shares of the Company, the written or electronic notice under Paragraph (1) above on the matters under Paragraph (1) may be replaced by (i) publishing two (2) or more public notices in at least two (2) daily newspapers set forth in Article 4 above, or (ii) making a public notice on the Data Analysis, Retrieval and Transfer System operated by the Financial Supervisory Service or the Korea Exchange announcing the convening of the General Meeting of Shareholders and the purpose of the meeting two(2) weeks in advance.

(3)

In lieu of a notice or public notice of the matters that a listed company is required to notify and give public notice on under Paragraph (1) above, such matters may be made available to the general public in a manner set forth in the KCC and other applicable laws and regulations, such as posting on the Company’s website.

Article 26. (Place of Meeting)

A General Meeting of Shareholders shall be held at the location of the Company’s head office but, if necessary, may also be held in another place in the vicinity.

Article 27. (Chairman)

(1)	The Representative Director of the Company shall preside as chairman at all General Meetings of Shareholders.

(2)	If the Representative Director of the Company is absent or unable to perform his/her duties as chairman of a General Meeting of Shareholders, Article 24(2) shall apply mutatis mutandis thereto.

Article 28. (Chairman’s Authority to Maintain Order)

(1)

The chairman of the General Meeting of Shareholders may order persons who purposely speaks or acts in a manner that prevents or disrupts the deliberations of the General Meeting of Shareholders or who otherwise significantly disturbs the public order of the General Meeting of Shareholders to stop their remarks or to leave the place of meeting.

(2)	The chairman may restrict the length and frequency of the speech of shareholders if it is necessary for the smooth deliberations of the General Meeting of Shareholders.

Article 29. (Voting Rights)

Each shareholder shall have one (1) vote for each share he/she/it owns.

Article 30. (Split Voting)

(1)

If any shareholder who holds two (2) or more votes wishes to split his/her/its votes, he/she/it shall notify the Company, in writing, of such intent and the reasons therefor no later than three (3) days prior to the date set for the General Meeting of Shareholders.

(2)	The Company may refuse to allow the shareholder to split his/her/its votes, unless the shareholder acquired the shares in trust or otherwise holds the shares for and on behalf of some other person.

Article 31. (Voting by Proxy)

(1)	A shareholder may exercise his/her/its vote through a proxy.

(2)

A proxy holder under Paragraph (1) above shall file with the Company documents (power of attorney) evidencing the authority to act as a proxy prior to the commencement of the General Meeting of Shareholders.

Article 32. (Method of Resolution)

(1)

Except as otherwise provided in the applicable laws and regulations or herein, all resolutions of a General Meeting of Shareholders shall be adopted by the affirmative vote of a majority of the shareholders present, and such votes shall represent not less than 1/4 of the total number of issued and outstanding shares of the Company.

(2)	The number of voting rights exercised under Article 33 hereof shall be included in the number of voting rights of the shareholders present at a General Meeting of Shareholders.

Article 33. (Exercise of Voting Rights in Writing)

(1)	Any shareholder may, by a resolution of the Board of Directors, exercise its voting right in writing without being present at a General Meeting of Shareholders.

(2)

In the case of Paragraph (1) above, the Company shall attach to the convening notice of the General Meeting of Shareholders written forms and reference materials necessary for the exercise of voting rights.

(3)

Any shareholder who intends to exercise its voting rights in writing shall indicate the necessary information in written form pursuant to Paragraph (2) above, and shall submit the completed forms to the Company at least one (1) day prior to the date of the General Meeting of Shareholder.

Article 34. (Minutes of General Meetings of Shareholders)

The course of the proceedings of a General Meeting of Shareholders and the results thereof shall be recorded in the minutes, which shall be affixed with the names and seal impressions or signatures of the chairman and the directors present at the meeting, and shall be kept at the head office and branches of the Company.

CHAPTER V.

DIRECTORS AND BOARD OF DIRECTORS

Article 35. (Number of Directors)

(1)	The Company shall have 15 Directors or less.

(2)

Directors shall be classified as inside Directors, Independent Directors and other Directors who are not engaged in the regular business of the Company (“non-standing Directors”); provided that the number of Independent Directors shall be at least three (3), forming a majority of the total number of Directors.

Article 36. (Election of Directors)

(1)	Directors shall be elected at a General Meeting of Shareholders.

(2)	The Representative Director, Independent Directors and Audit Committee members shall be recommended by the Officer Candidate Recommendation Committee.

Article 37. (Term of Director)

(1)	The term of office of a Director shall be not more than three (3) years as determined by a General Meeting of Shareholders, and a Director so appointed may be reappointed

(2)

Notwithstanding Paragraph (1) above, the term of office of an Independent Director shall be within two (2) years, with the right to be reappointed for subsequent one-year periods, for up to a total of six (6) years.

(3)

The term of office for a Director under Paragraphs (1) and (2) above shall be extended until the close of an ordinary General Meeting of Shareholders held with respect to the fiscal year which is the last fiscal year during his/her term in office.

Article 38. (Qualification Requirements for Independent Directors)

(1)	The Company shall appoint an Independent Director with expertise and insight, in consideration of the following matters:

1.

Whether he or she has sufficient professional knowledge or practical experience in such relevant areas of finance, economics, business management, accounting, law, consumer protection, information technology or others as necessary to perform the duties of an Independent Director;

2.	Whether he or she can fairly perform the duties of an Independent Director for the interests of the shareholders and financial consumers without being bound by special interest;

3.	Whether he or she has ethics and a sense of responsibility appropriate to perform the duties of an Independent Director; and

4.	Whether he or she can allocate sufficient time and exercise efforts as required to faithfully perform the duties of an Independent Director.

(2)	No person who falls under disqualifications set forth in the Act on Corporate Governance of Financial Companies and other relevant laws shall be an Independent Director.

Article 39. (By-election)

(1)

Any vacancy in the office of a Director shall be filled by an election at the General Meeting of Shareholders, except where the required number under Article 35 is satisfied and there is no difficulty in executing business affairs.

(2)

If, due to resignation or death of an Independent Director or a similar cause, the required number under Article 35 is not satisfied, such requirement shall be satisfied at the first General Meeting of Shareholders convened after the occurrence of such cause.

(3)	The term of office of a substitute Director shall begin on the date of his/her appointment.

Article 40. (Appointment of the Representative Director)

The Company shall appoint one (1) Representative Director of the Company by a resolution of the Board of Directors.

Article 41. (Duties of the Representative Director)

(1)	The Representative Director shall represent the Company, execute the resolutions by the Board of Directors, and operate the business of the Company as determined by the Board of Directors.

(2)	If the Representative Director is absent or unable to perform his/her duties as such, the position shall be filled in accordance with the order of priority determined by the Board of Directors.

Article 42. (Duties of the Directors)

(1)

A Director shall faithfully perform his/her duties in accordance with applicable laws and regulations as well as these Articles of Incorporation and shall not, either during the term of his/her office or thereafter, disclose business secrets of the Company that have come to his/her knowledge in the course of performing his/her duties.

(2)	Upon discovering a fact that might potentially cause material damage to the Company, a Director shall immediately report such fact to the Audit Committee.

Article 43. (Composition and Role of the Board of Directors)

(1)

The Board of Directors shall consist of Directors, and shall adopt resolutions regarding matters reserved for the Board of Directors by the KCC, the Act on the Governance Structure of Financial Companies and relevant laws and other important matters for business of the Company.

(2)	The Board of Directors shall review and resolve the following matters with the purpose of increasing profits to the shareholders:

1.	Matters regarding business management objectives and evaluation;

2.	Matters regarding amendments to the Articles of Incorporation;

3.	Matters regarding budgets and annual closing of accounts;

4.	Matters regarding material changes to the organization, such as dissolution, business transfer and merger, etc.;

5.	Matters regarding the enactment, amendment and repeal of internal control standards and risk management standards;

6.	Matters regarding the establishment and supervision of internal control and risk management policies;

7.	Matters Regarding the establishment of governance structure policies, such as the succession of management by the chief executive officer, etc.;

8.	Matters regarding supervision of conflicts of interest between the Company and major shareholders;and

9.	Other matters set forth by the laws and regulations, and the Regulations of the Board of Directors.

(3)	Detailed matters of each Item of Paragraph (2) above and detailed matters regarding the operation of the Board of Directors shall be determined by resolutions of the Board of Directors.

Article 44. (Chairman of the Board of Directors)

(1)	The chairman of the Board of Directors (the “Chairman”) shall be annually appointed from among the Independent Directors by a resolution of the Board of Directors.

(2)

If the Board of Directors appoints a Chairman who is not an Independent Director, a person representing Independent Directors (the “Senior Independent Director”) shall be appointed by a resolution of the Board of Directors.

(3)	If the chairman is absent or unable to perform his/her duties as such, the Director as determined by the Board of Directors shall take his/her place.

Article 45. (Convening of a Meeting of the Board of Directors)

(1)

The meetings of the Board of Directors of the Company shall be either ordinary Board of Directors meetings or extraordinary Board of Directors meetings, both of which shall be convened by the Chairman.

(2)	Ordinary Board of Directors meetings shall be convened once a quarter, and extraordinary Board of Directors meetings may be convened from time to time as deemed necessary by the Chairman.

(3)

Any other Director may request the Chairman to convene a meeting of the Board of Directors. If the Chairman refuses to convene a meeting of the Board of Directors without a justifiable cause, another Director may convene a meeting of the Board of Directors.

(4)

In convening a meeting of the Board of Directors, a convening notice stating the date, time and place of the meeting and the purposes for which such meeting has been convened shall be sent to each Director together with the agenda and related materials, at least one (1) week prior to the scheduled date of such meeting. However, if there is an urgent reason, the said period may be shortened, and if the consent of all directors has been obtained, the convening procedures may be omitted.

Article 46. (Method of Resolution of the Meetings of Board of Directors)

(1)

Except as otherwise provided in the KCC, the Act on the Governance Structure of Financial Companies and other applicable laws and regulations, all resolutions of Board of Directors meetings shall be adopted by the affirmative vote of more than one (1)-half of the Directors present at such meeting where more than one (1)-half of the total number of Directors are present.

(2)

The Board of Directors may allow all or part of the Directors to participate, without being physically present at a Board of Directors meeting, in the resolution of such Board of Directors’ meeting, by means of a communication system whereby they may receive and transmit live audio communication. Any Director participating in a Board of Directors meeting in the above manner shall be deemed to be present in person at such meeting.

(3)	Any Director who has a special interest in a resolution matter shall not be entitled to vote in such resolution.

Article 47. (Minutes of the Meetings of Board of Directors)

(1)	The proceedings of a Board of Directors meeting shall be recorded in minutes.

(2)

The minutes shall record agenda, proceedings and results of a Board of Directors meeting and the dissenting Directors, if any, and his/her reasons for dissenting, and shall be affixed with the names and seal impressions or signatures of the Directors present thereat.

Article 48. (Committees within the Board of Directors)

(1)	The Company shall have the following committees within the Board of Directors:

1.	Officer Candidate Recommendation Committee;

2.	Audit Committee;

3.	Risk Management Committee;

4.	Compensation Committee;

5.	Ethics & Internal Control Committee;

6.	Subsidiary Representative Director Candidate Recommendation Committee; and

7.	ESG Management Committee

(2)

The risk management committee is responsible for conducting risk management-related inspections, evaluations, and requests for corrective measures in accordance with Article 22-2 of the Act on Corporate Governance of Financial Companies.

(3)	Other details regarding composition, powers, operation, etc. of each of the above committees shall be determined by a resolution of the Board of Directors.

Article 49. (Remuneration, etc. for Directors)

The remuneration, bonus and severance pay, etc. for the Directors shall be determined by a resolution of the General Meeting of Shareholders.

Article 50. (Reduction of Directors’ Liability to Company)

(1)

The Company may, by a resolution of the General Meeting of Shareholders, exempt the liabilities of a Director of the Company under Article 399 of the KCC for the amount exceeding six times (or three (3) times in the case of an Independent Director) the amount of his/her remuneration (including his/her bonus or profits from the exercise of stock options) received by such Director for the past one (1)-year period prior to the date the Director has engaged in the relevant act.

(2)	Paragraph (1) above shall not apply with respect to a Director who causes losses through willful misconduct or gross negligence or falls under Article 397, 397-2 or 398 of the KCC.

CHAPTER VI.

AUDIT COMMITTEE

Article 51. (Composition of Audit Committee)

(1)	The Company shall establish an Audit Committee as set forth in the Act on Corporate Governance of Financial Companies.

(2)	The Audit Committee shall consist of three (3) or more Directors, and 2/3 or more of the members of the Audit Committee shall be Independent Directors.

(3)

The members of the Audit Committee shall be appointed at the General Meeting of Shareholders from among the candidates recommended by the Officer Candidate Recommendation Committee by the affirmative vote of 2/3 or more of the total members of such Committee.

(4)

In cases where the requirements set forth in Paragraph (2) cannot be satisfied due to any cause such as the resignation or death of any member of the Audit Committee, the Company shall ensure that the requirements are met at the first General Meeting of Shareholders convened after the occurrence of such cause.

(5)

The Audit Committee shall appoint its representatives, i.e., the Chairman of the Audit Committee, from among the Independent Directors by a resolution of the Audit Committee. In such case, several persons can be appointed as the joint representative of the Audit Committee.

Article 52. (Duties of the Audit Committee)

(1)	The Audit Committee shall audit the accounting records and business activities of the Company.

(2)

If necessary, the Audit Committee may request for convocation of a meeting of the Board of Directors by submitting the agenda and reason for convocation of such meeting in writing to the chairman of the Board of Directors.

(3)

If, despite the request under Paragraph (2) above, the chairman of the Board of Directors fails to convene a meeting of the Board of Directors immediately, the requesting Audit Committee may convene such meeting.

(4)

The Audit Committee may request to convene an extraordinary General Meeting of Shareholders by submitting to the Board of Directors a document stating the purposes of the meeting and reasons for convening such meeting.

(5)

The Audit Committee may request business reports from any subsidiary of the Company if it is necessary for performing its duties. In such case, if the subsidiary does not promptly report to the Audit Committee or the Audit Committee needs to verify the contents of such report, the Audit Committee may investigate the status of business activities and the financial condition of the subsidiary.

(6)	The Audit Committee shall appoint external auditors as set forth in the External Audit of Joint-Stock Companies Act.

(7)	The Audit Committee shall carry out any other matters delegated by the Board of Directors.

(8)	No matters resolved by the Audit Committee may be resolved again by the Board of Directors.

Article 53. (Audit Records)

The Audit Committee shall prepare audit records for the audit it has conducted. The audit records shall record the proceedings and results of the audit, and shall be signed and sealed by or shall bear the signature of the members of the Audit Committee who have conducted such audit.

CHAPTER VII.

ACCOUNTING

Article 54. (Fiscal Year)

The fiscal year of the Company shall begin on the first day of January and end on the thirty-first day of December of each year.

Article 55. (Preparation and Keeping of Financial Statements)

(1)

The Representative Director of the Company shall prepare and have the Audit Committee inspect the following documents and any supplementary schedules attached thereto, as well as the business report at least six (6) weeks prior to the date of an ordinary General Meeting of Shareholders, and thereafter submit the following documents and business report to an ordinary General Meeting of Shareholders:

1.	Balance sheet;

2.	Statement of income; and

3.	Other documents indicating the Company’s financial status and management performance, which are set forth in the Enforcement Decree of the KCC.

(2)

If the Company is required to prepare a consolidated financial statement pursuant to the Enforcement Decree of the KCC, the documents under Paragraph (1) above shall include a consolidated financial statement.

(3)	The Audit Committee shall submit an audit report to the Representative Director at least one (1) week prior to the date of an ordinary General Meeting of Shareholders.

(4)

The Representative Director shall keep the documents set forth in each Item of Paragraph (1) above, together with its supplementary schedules, documents under Paragraph (2), the business report and the audit report, at the head office of the Company for a period of five (5) years, and their certified copies at branches for a period of three (3) years, beginning from one (1) week prior to an ordinary General Meeting of Shareholders.

(5)

If the General Meeting of Shareholders approves the documents set forth in each Item of Paragraph (1) and Paragraph (2) above, the Representative Director shall promptly give public notice of the balance sheet, statement of income and consolidated financial statement and consolidated statement of income. Notwithstanding Article 4, such public notice may be given in the form of electronic documents prescribed under the Financial Holding Companies Act.

Article 56. (Appointment of External Auditors)

The Company shall appoint an external auditor selected by the Audit Committee as set forth in the External Audit of Joint-Stock Companies Act, and the Company shall post such appointment on the website of the Company.

Article 57. (Disposition of Profits)

(1)	The Company shall dispose of the net profit of the Company and the amounts carried over from the previous fiscal years as of the end of each fiscal year as follows:

1.	Earned surplus reserve;

2.	Other statutory reserves;

3.	Dividends;

4.	Voluntary reserves; and

5.	Other appropriated retained earnings.

Article 58. (Retirement of Shares)

(1)	The Company may retire the shares within the scope of profits attributable to the shareholders by a resolution of the Board of Directors.

(2)	In order to retire the shares pursuant to Paragraph (1) above, the Board of Directors shall adopt the following resolutions:

1.	Types and the total number of shares to be retired;

2.	The total amount of shares to be acquired for retirement; and

3.

Acquisition period for the shares; in this case, the acquisition period shall be before the first ordinary General Meeting of Shareholders to be held after the resolution of such retirement by the Board of Directors.

(3)	If shares are acquired for the purpose of retirement pursuant to Paragraph (1), the following criteria shall be followed:

1.

The method and criteria as prescribed in the Financial Investment Services and Capital Markets Act shall be followed; in this case, the acquisition period and method shall satisfy the criteria set forth in the Enforcement Decree of the Financial Investment Services and Capital Markets Act; and

2.

Total price of the shares to be acquired for the purpose of retirement shall not be more than the amount as prescribed in the Enforcement Decree of the Financial Investment Services and Capital Markets Act within the scope available for dividend at the end of such fiscal year pursuant to Article 462(1) of the KCC.

(4)

When the shares are retired pursuant to Paragraph (1), the matters referred to in each Item of Paragraph (2) and the reasons of retirement shall be reported to the first ordinary General Meeting of Shareholders to be held after the resolution of such retirement.

Article 59. (Dividends)

(1)	Dividends may be distributed in cash, stock or other property.

(2)

The Company may set a record date for determining the shareholders entitled to receive dividends under Paragraph (1) by a resolution of the Board of Directors and provided that the Company shall give at least two(2) weeks prior notice of such record date to the public.

(3)

If the Company distributes dividends in other property under Paragraph (1) above, the shareholders may request to be paid in cash rather than in such property, and the Company may pay cash instead of such property to shareholders holding less than a certain number of shares of the Company.

Article 60. (Quarterly Dividends)

(1)

The Company may pay quarterly dividends in cash under Article 165-12 of the Financial Investment Services and Capital Markets Act by a resolution of the Board of Directors, provided that such resolution shall be made within 45 days from the end of March, June and September of each fiscal year.

(2)

The Company may set a record date for determining the shareholders entitled to receive dividends under Paragraph (1) by a resolution of the Board of Directors, provided that the Company shall give at least two weeks’ prior notice of such record date to the public.

(3)

The quarterly dividends shall be paid within the limit of the amount remaining after deducting each of the following amounts from the amount of net assets recorded in the balance sheet of the immediately preceding fiscal year :

1.	The amount of paid in capital for the immediately preceding fiscal year;

2.	The aggregate sum of capital reserves and earned surplus reserves accumulated up to the immediately preceding fiscal year;

3.	The unrealized gain as set forth in the Enforcement Decree of the KCC;

4.	The amount resolved to be distributed as profits at an ordinary General Meeting of Shareholders for the immediately preceding fiscal year;

5.

The voluntary reserves accumulated for a specific purpose up to the immediately preceding fiscal year pursuant to these Articles of Incorporation or a resolution of the General Meeting of Shareholders;

6.	The earned surplus reserves to be accumulated for the relevant fiscal year as a result of the quarterly dividends; and

7.	The aggregate amount of quarterly dividends paid during the current fiscal year, if any.

(4)	For quarterly dividends, the same dividend rate as that of common shares of the Company shall apply to class shares under Articles 10 through 10-5 hereof.

Article 61. (Extinctive Prescription Period for Claim for Payment of Dividends)

(1)	The right to dividends shall be extinguished by extinctive prescription if the right is not exercised for five (5) years.

(2)	After the expiration of the extinctive prescription period set forth in Paragraph (1) above, any unclaimed dividends shall revert to the Company.

Article 62. (Supplementary Rules)

Matters not provided herein shall be governed by a resolution of the Board of Directors or the General Meeting of Shareholders, or the applicable laws and regulations including the KCC.

Addenda

Article 1. (Effective Date)

These Articles of Incorporation shall take effect as of the date of the registration of incorporation of the Company.

Article 2. (Initial Transfer Agent after Incorporation)

Notwithstanding Article 14 hereof, the initial transfer agent after incorporation shall be the Korea Securities Depository.

Article 3. (Appointment of Initial Representative Director, Independent Director and Audit Committee Member after Incorporation)

Notwithstanding Articles 36 and 40 hereof, the initial Representative Director, Independent Director and Audit Committee Member shall be appointed through approval on the share transfer plan of the share transferring company without recommendation of the Officer Candidate Recommendation Committee.

Article 4. (Term of Office of Initial Director after Incorporation)

Notwithstanding Article 37 hereof, the term of office of the initial Director after incorporation of the Company shall be determined through approval on the share transfer plan of the share transferring company to the extent permitted under applicable laws and regulations.

Article 5. (Remuneration of Directors for the Initial Fiscal Year after Incorporation)

Notwithstanding Article 49 hereof, the remuneration for a Director for the initial fiscal year after incorporation of the Company shall be determined at the first meeting of the Board of Directors after incorporation of the Company with KRW 3.2 billion as cap amount.

Article 6. (Initial Fiscal Year after Incorporation)

Notwithstanding Article 54 hereof, the initial fiscal year of the Company after incorporation of the Company shall be from the date of incorporation to December 31, 2019.

Article 7. (Share Transferring Company)

In order to incorporate the Company, the share transferring company set forth below shall prepare these Articles of Incorporation and affix its name and seal hereon as of June 19, 2018.

Addenda (1:March 25, 2020)

These Articles of Incorporation shall become effective as of March 25, 2020.

Addenda (2:March 26, 2021)

The amended Articles of Incorporation shall become effective as of March 26, 2021.

Addenda (3:March 25, 2022)

The amended Articles of Incorporation shall become effective as of March 25, 2022.

Addenda (4:March 24, 2023)

The amended Articles of Incorporation shall become effective as of March 24, 2023.

Addenda (5:March 26, 2025)

The amended Articles of Incorporation shall become effective as of March 26, 2025.